UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[     ] Preliminary Information Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ X ] Definitive Information Statement

GFR PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Chapter)

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Schedule 14C - Information Statement Page

Definitive Copy
GFR PHRAMACEUTICALS INC.
(a Nevada corporation)

INFORMATION STATEMENT
Date first mailed to stockholders: November 23, 2005

Suite 11405 - 201A Street
Maple Ridge, British Columbia
V2X 0Y3 Canada
(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1. Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of GFR in connection with the prior approval by the board of directors of GFR, and receipt by the board of approval by written consent of the holders of a majority of GFR’s outstanding common shares, of a resolution to:

1.
elect Richard Pierce and Rose Mary Pierce as directors of GFR Pharmaceuticals Inc. to hold office until the next annual meeting of shareholders or until they resign or their successor has been elected and has qualified; and

2.	ratify and approve the appointment of Robison, Hill & Co., Certified Public Accountants, as GFR Pharmaceuticals Inc.’s independent auditors for the fiscal year ending December 31, 2005.

(collectively, the “Resolutions).

Section 78.320 of the Nevada Revised Statutes and the By-laws of GFR provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On November 22, 2005, the holders of a majority of the voting power signed and delivered to GFR written consents approving the Resolutions, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Resolutions, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

GFR has obtained all necessary corporate approvals in connection with the Resolutions and your consent is not required and is not being solicited in connection with the approval of the Resolutions. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolutions will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.

This Information Statement is dated November 23, 2005 and is first being mailed to stockholders on or about November 23, 2005. Only shareholders of record at the close of business on November 22, 2005 are entitled to notice of the Resolutions and to receive this Information Statement.

b.	Dissenters’ Right of Appraisal.

Neither the Articles and Bylaws of GFR nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolutions.

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c.	Voting Securities and Principal Holders Thereof.

As of November 22, 2005, there were 1,079,940 outstanding shares of common stock of GFR, each of which was entitled to one vote for the purpose of approving the Resolutions. Stockholders of record at the close of business on November 22, 2005 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

(i)	Security Ownership of Certain Beneficial Owners (more than 5%)

To the best of management’s knowledge, the following table sets forth all persons beneficially owning more than 5% of the common stock of GFR as at November 22, 2005. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
common shares	Richard Pierce 12310-201 St Maple Ridge, B.C.	570,000	52.78%
common shares	Lucretia Schanfarber Box 45, Heriot Bay, B.C.	63,333	5.86%

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.
[2] Based on 1,079,940 common shares issued and outstanding as of November 22, 2005.

(ii)	Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
common shares	Richard Pierce 12310-201 St Maple Ridge, B.C	570,000	52.78%
common shares	Rose Marie Pierce 1212 Gower Point Rd., Gibsons, B.C.	0	0%
common shares	Marc Casavant 1669 Grant Ave., Port Coquitlam, B.C. Canada	0	0%
common shares	Directors and Executive Officers (as a group)	570,000	52.78%
[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.
[2] Based on 1,079,940 common shares issued and outstanding as of November 22, 2005.

d.	Directors and Executive Officers.

(i)	Directors, Executive Officers, Promoters and Control Persons

Each director of GFR or its subsidiaries holds office until (i) the next annual meeting of the stockholders, (ii) their successor has been elected and qualified, or (iii) the director resigns.

As of the date of this Information Statements, GFR’s and its subsidiaries’ management teams are listed below.

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Management Teams
	GFR Pharmaceuticals Inc.	GFR Pharma Inc.	GFR Health Inc.	Nutritionals Direct.com Inc.
Richard Pierce	Director, CEO and President	CEO and President	CEO and President	CEO and President
Rose Marie Pierce	Director
Marc Casavant	CFO	CFO	CFO	CFO
Mark Likness		General Manager

Richard Pierce, Age 45, President and CEO

Mr. Pierce has been the President and Chief Executive Officer of GFR since 1998. In his role he oversees all aspects of operations, administration and financing of GFR.

Mr. Pierce has almost 16 years experience in the natural health industry. From 1997 to 1998, prior to founding GFR Nutritionals Ltd., Mr. Pierce worked as a Business Development Coordinator for Integrated Equity Management. He was involved in marketing bridge financing arrangements to private corporations. For one year spanning 1996 and 1997, Mr. Pierce worked as an Industry Consultant for Natraceuticals Inc. He specialized in the development and marketing of new sports nutrition products.

For ten years prior to joining Natraceuticals Inc, Mr. Pierce founded and acted as President and CEO of NHF (Nutrion Health and Fitness Inc.). This company researched, designed, formulated, manufactured and marketed four sports nutrition product lines throughout Canada.

In 1983, Mr. Pierce founded Natural Health Products and acted as President and CEO. Natural Health Products designed, formulated, manufactured and marketed the first sports nutrition line in Atlantic Canada.

Marc Casavant, Age 43, Chief Financial Officer

Mr. Casavant joined GFR as Chief Financial Officer in April 2000 through April 2001 and from October 2002 to present. During his absence, he took a leave of absence. From March 1998 to April 2000, he was Vice-President of Operations for Basic Sports Nutrition, Surrey, British Columbia. During 1996 to March 1998 Mr. Casavant served as Plant Manager for Nu-Life Nutrition, Maple Ridge, British Columbia. During 1995 through 1997 he was Controller of Nutrion Health & Fitness, Maple Ridge, British Columbia. During 1993 to 1995, Mr. Casavant was Controller of Majestic Marketing Ltd., White Rock, British Columbia. From 1989 to 1993, he was the Senior Accountant for Ebco Industries, Ltd., in Richmond, British Columbia. Mr. Casavant obtained a Business Administration Diploma in 1985 from Okanagan College, Kelowna, British Columbia.

Rose Marie Pierce, Age 56, Director

Ms. Pierce has been owner operator of Sunstreams Health Foods in Calgary Alberta since 1998, and from 1995 to 1998 worked as a pharmacist at various locations for Co-op Super Markets in Calgary, Alberta.

(ii)	Identify Significant Employees

Mark Likness, Age 49, General Manager

With more than 20 years spent in the Health Care Industry, Mark Likness comes to GFR after 11 years at Stanley Pharmaceuticals where he held the positions of Western Regional Manager, National Sales Manager, Director of Business Development and Director of Logistics. His many years of experience combined with his knowledge of marketing and distribution position him as one of the key members of the GFR team. As Director of Sales & Marketing, Mark provides strong leadership for our team, which is always ready to assist prospective and existing clients in every way possible with the highest level of integrity and professionalism.

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(iii)	Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by GFR to become directors or executive officers, with the exception that Richard Pierce and Rose Marie Pierce are brother and sister.

(iv)	Involvement in Certain Legal Proceedings

(1)
No bankruptcy petition has been filed by or against any business of which any director was a general partner or an executive officer either at the time of the bankruptcy or within two years prior to that time.

(2)	No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offences).

(3)
No director has been subject to any order, judgement, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

(4)
No director has been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

(v)	Certain Relationships and Related Transactions

During the last two fiscal years, no director, executive officer or security holder has had any direct or indirect material interest in any transaction or a series of similar transactions that exceeded $60,000 to which GFR or any of its subsidiaries was a party, except for the following:

As at December 31, 2004 and 2003, accounts payable include approximately $253,409 ($305,003 Canadian) and $0 ($0 Canadian) owing to Richard Pierce.

Current liabilities include a $139,159 promissory note payable to a party related to Richard Pierce, which bears interest at 12% annually. These funds are repayable on demand however, the request for repayment occurring at this time is not expected.

GFR’s operations are located in a building that is owned by Richard Pierce. The lease agreement is for a two year term ending December 31, 2005. Under the terms of the lease agreement, the monthly rent charge is approximately $50,000 ($60,000 Canadian) per year and GFR is responsible for paying the property taxes, utility charges, and any costs of repair and maintenance. Any repairs and maintenance expenses paid for by the landlords are required to be reimbursed by GFR at cost plus 15%. All other terms are consistent with those standard to lease agreements.

GFR has also entered into a lease agreement for certain manufacturing equipment with Richard Pierce. The rental charges were approximately $36,276 ($43,531 Canadian) per year and expired June 30, 2005.

Richard Pierce, CEO of GFR and Lucretia Schanfarber, former Vice President of Sales, hold contracts with R&L Health Inc that licenses their names and images to R&L for use on certain products. Each are paid a quarterly bonus of 10% of R&L Health Inc.’s profits before income taxes, depreciation, and amortization are deducted as expenses. As of December 31, 2003 and 2002, $59,783 and $105,192 in bonuses have been paid and $15,486 and $30,743 have been accrued. As of April 1, 2004, Ms. Schanfarber is no longer being paid this licence fee as her name and image has been removed from all products.

(vi)	Compliance With Section 16(a) of the Exchange Act

All reports were filed with the SEC on a timely basis and GFR is not aware of any failures to file a required report during the period covered by this annual report, with the exception of the following. Richard Pierce, Rose Marie Pierce, and Marc Casavant all failed to file a Form 5 or to provide GFR with a written representation that a Form 5 was not required.

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(vii)	Committees

GFR has no nominating committee, compensation committee, or any other committees performing similar functions. Therefore, there have been no committee meetings.

a.	Nominating Committee

GFR’s board of directors believe that it is appropriate for GFR not to have a nominating committee because GFR’s majority shareholders make such nominations and have the ability, voting solely their common shares, to have such nominations approved at an annual or special meeting, or by written consent to action, of GFR’s stockholders.

As of December 31, 2004, GFR did not have a written nominating committee charter or similar document.

b.	Audit Committee

GFR’s Audit Committee currently consists of Richard Pierce and Marc Casavant. The Audit Committee is responsible for (i) reviewing the scope of and the fees for the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. Each of the members of the Audit Committee was independent within the meaning of Rule 4200(a)(15) of the NASD listing standards.

GFR’s board of directors does not have an “audit committee financial expert” within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee. The board of directors believes that all members of its audit committee are financially literate and experienced in business matters, and that one or more members of the audit committee are capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with GFR’s accounting for estimates, accruals and reserves, (iii) analyzing and evaluating GFR’s financial statements, (iv) understanding GFR’s internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the board of directors believes that there is not any audit committee member who has obtained these attributes through the experience specified in the SEC’s definition of “audit committee financial expert”. Further, like many small companies, it is difficult for GFR to attract and retain board members who qualify as “audit committee financial experts” and competition for these individuals is significant. The board believes that its current audit committee is able to fulfill its role under SEC regulations despite not having a designated “audit committee financial expert”.

As of December 31, 2004, GFR did not have a written audit committee charter or similar document.

(viii)	Board of Director Meetings

During the fiscal year ended December 31, 2004, the board of directors held four board meetings, including regularly scheduled meetings and special meetings.

(ix)	Security Holder Communications with Board of Directors

GFR’s board of directors accepts all written communications from security holders. Security holders wishing to communicate with GFR’s board of directors may send written communications directly to Richard Pierce, President, at 11450 - 201A Street, Maple Ridge, British Columbia, V2X 0Y3, Canada.

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e.	Compensation of Directors and Executive Officers.

GFR paid $165,391 in compensation to its named executive officers during its 2004 fiscal year.

Long-term compensation
		Annual compensation			Awards	Payouts
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other annual compen-sation ($) (e)	Restricted stock awards ($) (f)	Securities underlying options/ SARs (#) (g)	LTIP Payouts ($) (h)	All other compen-sation ($) (i)
Richard Pierce CEO / President Jan 2000 - Present	2002 2003 2004	62,400 72,000 80,000	0 0 0	2,668[2] 43,610[2] 29,891[2]	0 0 0	0 0 0	0 0 0	6,240[1] 7,200[1] 8,000 [1]
Marc Casavant CFO Apr 2000 - Apr 2001 Oct 2002 - present	2002 2003 2004	27,300 37,500 47,500	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
[1] Automobile allowance pursuant to oral agreement.
[2] Royalties paid on use of Name and likeness on GFR Health Inc. products.

f.	Independent Public Accountants.

The majority shareholders ratified the appointment of Robison, Hill & Co., Certified Public Accountants (“Robison”) as GFR’s independent auditor for the fiscal year ending December 31, 2005. Robison has been the independent auditor for GFR since the fiscal year ended December 31, 2000. Robison has no financial interest, either direct or indirect, in GFR.

The following table presents fees for the professional audit services rendered by Robison for the audit of GFR’s annual financial statements for fiscal year ended December 31, 2004, and fees billed for other services rendered by Robison for fiscal year ended December 31, 2004.

Audit fees                                  $8,500
Audit-Related fees  $ Nil
Tax fees   $ Nil
All other fees                            $ Nil
Total fees                                   $8,500

g.	Annual Report.

A copy of GFR’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is incorporated by reference into this Information Statement, including the financial statements that are part of GFR’s Annual Report. GFR’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, and Quarterly Report on Form 10-QSB for the period ended March 31, 2005, Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and Quarterly Report on Form 10Q-SB for the period ended September 30, 2005 are each incorporated by reference into this Information Statement. Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Reports may be obtained without charge upon written request to Richard Pierce, GFR Pharmaceuticals Inc., 11450 - 201A Street, Maple Ridge, British Columbia, V2X 0Y3, Canada, or on the Internet at www.sec.gov from the SEC’s EDGAR database.

Item 2. Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

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Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of GFR’s outstanding common shares approved the Resolutions on November 22, 2005. At that time and as of the date of this Information Statement, Richard Pierce has a direct beneficial ownership in 570,000 common shares in the capital of GFR.

Management has not received any notice of opposition to the Resolutions.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

By Order of the Board of Directors

/s/ Richard Pierce
Dated: November 23, 2005        Richard Pierce - President and Director

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